Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-134847, Form S-8 No. 333-79559 and Form S-8 No. 033-92716 pertaining to the Borders Group, Inc. Savings Plan of our report dated June 27, 2008, with respect to the financial statements and schedule of the Borders Group, Inc. Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ ERNST&YOUNG LLP
Ernst & Young LLP
Detroit, Michigan
June 27, 2008